                                                                  EXECUTION COPY

                                                                    EXHIBIT 4.1

================================================================================








                          REGISTRATION RIGHTS AGREEMENT


                                  by and among



                            LIME ROCK PARTNERS II, LP


                                       and


                                NATCO GROUP INC.



                           Dated as of March 25, 2003







================================================================================

                                              Table of Contents

                                                                                                           Page
                                                                                                           ----
1.   Registration on Request..............................................................................   1
     1.1.  Requests.......................................................................................   1
     1.2.  Obligation to Effect Registration..............................................................   1
     1.3.  Exceptions to Registration Requirements........................................................   2
     1.4.  Suspending Registration........................................................................   2
     1.5.  Registration Statement Form....................................................................   3
     1.6.  Expenses.......................................................................................   3
     1.7.  Effective Registration Statement...............................................................   4
     1.8.  Pro Rata Allocation............................................................................   4
     1.9.  Selecting Underwriters.........................................................................   4
     1.10. Securities in Registration Must be Distributed by Underwriters.................................   5
     1.11. Underwriting Agreement.........................................................................   5
     1.12. Failure of Condition under Underwriting Agreement..............................................   6
     1.13. Underwriting Agreement.........................................................................   6

2.   Piggyback Registration...............................................................................   6
     2.1.  NATCO's Notice of Registration.................................................................   6
     2.2.  Holder's Piggyback Registration Request........................................................   6
     2.3.  NATCO Decides Not to Effect Registration.......................................................   6
     2.4.  Registration Priority in a Registration Initiated by NATCO.....................................   7
     2.5.  Registration Priority in a Registration Requested by Holders of Existing
             Registrable Securities.......................................................................   8
     2.6.  Registration Priority in a Registration Requested by Other Holders.............................   9
     2.7.  Registration Expenses..........................................................................  10
     2.8.  Underwriting Agreement.........................................................................  10

3.   Registration Procedures..............................................................................  10
     3.1.  Best Efforts...................................................................................  10
     3.2.  Holders to Give NATCO Information..............................................................  15
     3.3.  Documents Identifying the Seller...............................................................  15
     3.4.  Misleading Registration Statement or Prospectus................................................  15

4.   Hold Back Agreements.................................................................................  16
     4.1.  When Restrictions Apply........................................................................  16
     4.2.  Restrictions...................................................................................  16
     4.3.  Others to Enter into Similar Agreements........................................................  17

5.   Preparation; Reasonable Investigation................................................................  17

6.   Other Registrations..................................................................................  17

7.   Indemnification......................................................................................  17
     7.1.  Indemnification by NATCO.......................................................................  17

                                              Table of Contents
                                                (continued)

     7.2.  Exceptions to NATCO's Liability................................................................  18
     7.3.  Indemnification by the Sellers.................................................................  19
     7.4.  Exceptions to Holder's Liability...............................................................  20
     7.5.  Limitations on Holder's Liability..............................................................  20
     7.6.  Notices of Claims, etc.........................................................................  20
     7.7.  Other Indemnification..........................................................................  21
     7.8.  Contribution...................................................................................  21
     7.9.  Survival of Indemnities........................................................................  23
     7.10. Officers and Directors.........................................................................  23

8.   Other Provisions Relating to Registrable Securities..................................................  23
     8.1.  Registration Requests for Convertible Preferred Shares or Warrant..............................  23
     8.2.  Best Registration Rights.......................................................................  23
     8.3.  Rule 144; Legended Securities; etc.............................................................  23
     8.4.  Nominees for Beneficial Owners.................................................................  24

9.   Miscellaneous........................................................................................  24
     9.1.  Notices........................................................................................  24
     9.2.  Amendments and Waivers.........................................................................  26
     9.3.  Specific Performance...........................................................................  26
     9.4.  Severability...................................................................................  27
     9.5.  Governing Law..................................................................................  27
     9.6.  Jurisdiction...................................................................................  27
     9.7.  Waiver of Jury Trial...........................................................................  27
     9.8.  Successors, Assigns and Transferees............................................................  28
     9.9.  No Third Party Beneficiaries...................................................................  28
     9.10. Term...........................................................................................  28
     9.11. Further Assurances.............................................................................  28
     9.12. No Inconsistent Agreements.....................................................................  28
     9.13. Counterparts...................................................................................  28

10.  Definitions and Interpretation.......................................................................  29
     10.1. Definitions....................................................................................  29
     10.2. Interpretation.................................................................................  34

                          REGISTRATION RIGHTS AGREEMENT


      REGISTRATION RIGHTS AGREEMENT ("Agreement"), dated as of March 25, 2003, entered into by and between Lime Rock Partners II, LP, a Cayman Islands exempted limited partnership ("Purchaser"), and NATCO Group Inc., a Delaware corporation ("NATCO").

                                 R E C I T A L S

      WHEREAS, under a Securities Purchase Agreement, dated as of March 13, 2003, by and between NATCO and Purchaser ("Securities Purchase Agreement"), Purchaser agreed to buy from NATCO, and NATCO agreed to sell to Purchaser, at the Closing (as defined in the Securities Purchase Agreement): (i) shares of NATCO's Series B convertible preferred stock, par value $0.01 ("Convertible Preferred Shares"), which are convertible into shares of NATCO's common stock, par value $0.01 ("Common Stock"), under the Certificate of Designations with respect to the Convertible Preferred Shares filed with the Secretary of State of the State of Delaware ("Certificate of Designations"); and (ii) a warrant to buy shares of Common Stock ("Warrant").

      WHEREAS, Purchaser, or entities wholly owned by Purchaser, may in the future buy or otherwise obtain other shares of Common Stock ("Additional Shares") from NATCO or from other shareholders of NATCO.

         NOW, THEREFORE, the Parties agree as follows:

      1. Registration on Request.

      1.1. Requests. The Holder or Holders of Registrable Securities constituting at least 50% of the Registrable Securities outstanding at any date (exclusive of Additional Securities) have the right to make requests to NATCO to effect registrations under the Securities Act relating to a Public Offering of some or all of the Registrable Securities of the Holder or Holders making the request. Requests shall specify the jurisdictions in which the registration is to be effected. However, NATCO is not obligated to effect registrations under
Section 1.2 in respect of more than three registration requests under this
Section 1.1.

      1.2. Obligation to Effect Registration. Subject to Section 1.3 and Section 1.4, on receiving a registration request under Section 1.1, NATCO will promptly give notice of the requested registration to all Holders of Registrable Securities, and use its best efforts to effect the registration under the Securities Act in a Public Offering of:

            (i) the Registrable Securities which NATCO has been requested to register under Section 1.1; and

            (ii) the other Registrable Securities which Holders of Registrable Securities request NATCO to register, by request given to NATCO within 15 Business Days after NATCO gives its notice under Section 1.2.

      1.3. Exceptions to Registration Requirements. NATCO does not have to effect a registration under Section 1.2 if the number of Registrable Securities to be included in the registration is less than 750,000 shares (subject to appropriate adjustments for stock dividends, stock subdivisions, stock splits, stock combinations, stock reclassifications changing the number of stock, and similar events). If NATCO decides not to effect a registration on this ground, it shall promptly give the Holders of Registrable Securities notice of this fact. The Holders of Registrable Securities who requested registration will then be deemed to have withdrawn their request and not to have made their request when determining whether NATCO is obligated to effect a registration under
Section 1.2.

      1.4. Suspending Registration.

      (a) NATCO may suspend its obligation to effect the registration of Registrable Securities under Section 1.2:

            (i) Other Registration Statement: if, promptly after receipt of the request referred to in Section 1.1, it gives the Holders who made the request notice that it has filed or was at the time of receipt of that request preparing to file a registration statement ("Other Registration Statement") with respect to shares of Common Stock, until 90 days after the effective date of the Other Registration Statement under the Securities Act (or until 45 days after NATCO gives that notice, if NATCO has not filed the Other Registration Statement within that 45 day period) provided that NATCO uses its best efforts to cause the Other Registration Statement to be declared effective as promptly as practicable and, during the suspension period, does not file, or take any steps to prepare to file, any registration statement except the Other Registration Statement or a Special Registration;

            (ii) Material Nonpublic Information: if, after receiving a registration request, NATCO gives the Holders who made the request notice that NATCO has material nonpublic information as to which it reasonably believes it has a valid business purpose in not disclosing publicly for the time being, for a period from the date NATCO receives the registration request and ending on the earliest of:

                        (A) 60 days after NATCO receives the registration request;

                        (B) the public announcement of the material nonpublic information; and

                        (C) the date on which NATCO reasonably believes that it no longer needs to suspend its obligation on this basis.

                        NATCO shall not, under this Section 1.4(a)(ii), suspend its obligation to effect the registration of Registrable Securities under Section 1.2 based on the same or substantially related material nonpublic information for which it has already suspended such obligation under this Section 1.4(a)(ii).

      (b) In giving a Holder of Registrable Securities who made a registration request notice of a suspension under Section 1.4(a), NATCO shall not disclose material nonpublic information to that Holder unless, before disclosing this information, NATCO gives the Holder notice that the information is material and nonpublic and gives the Holder the opportunity to accept or refuse to accept the material nonpublic information for review. As a condition to disclosing material nonpublic information, NATCO may require a Holder to whom it proposes to disclose the information to enter into a confidentiality agreement on customary terms.

      (c) Within two Business Days of the end of a suspension period, NATCO will notify the Holder or Holders of Registrable Securities who made the registration request that the suspension period has ended. Within 10 days after receiving this notice, those Holders shall advise NATCO whether or not they wish to proceed with or to withdraw the registration request. Holders who do not timely notify NATCO will be treated as having withdrawn their registration request. If the registration does not proceed because Holders withdraw registration requests, no registration request in respect of that registration will be treated as having been made when determining whether NATCO is obligated to effect a registration under Section 1.2.

      1.5. Registration Statement Form. Each registration requested under
Section 1 shall be effected by filing a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which includes substantially the same information required to be included in a registration statement on these forms as presently constituted).

      1.6. Expenses. Each Holder will pay the underwriting discounts and commissions attributable to the sale of its Registrable Securities. NATCO will pay all other Registration Expenses in connection with registrations effected under a request under Section 1.

      1.7. Effective Registration Statement. A registration requested under
Section 1 will not be treated as having been effected unless it has become effective for the period specified in Section 3.1(ii). However, a registration requested under Section 1 that does not become effective after NATCO files a registration statement with respect to it solely because the Holders of Registrable Securities requesting the registration fail to proceed will be treated as having been effected by NATCO at the request of those Holders (unless the Holders' failure to proceed resulted from material adverse information concerning NATCO of which they were unaware when they made their registration request or from a reasonable objection to a registration statement or prospectus (or amendment or supplement to it) which NATCO does not address to the Holders' reasonable satisfaction).

      1.8. Pro Rata Allocation. If the managing underwriter for a Public Offering of Registrable Securities under a registration requested under Section
1.1 advises NATCO that, in its view, the number of securities requested or proposed to be included in the registration exceeds the largest number that can be included in the registration without materially adversely affecting the distribution of Registrable Securities on behalf of the Holders requesting the registration, NATCO shall include in the registration:

            (i) first, Registrable Securities that the Holders of Registrable Securities requested to be included in the registration (or, if not all of these Registrable Securities can be included, those Holders shall share pro rata in the number of shares of Registrable Securities included in the Public Offering based on the number of Registrable Securities they requested to be included); and

            (ii) second, to the extent that the number of securities to be registered under Section 1.8(i) is less than the largest number that can be included in the registration without materially adversely affecting the distribution of Registrable Securities on behalf of the Holders requesting the registration, such number of the securities that NATCO and other securityholders propose to register as would not cause the total number of securities to be registered to exceed such largest number.

NATCO will ensure that any registration rights agreement it enters into after the date of this Agreement is consistent with this Section 1.8.

      1.9. Selecting Underwriters. Whenever a registration is requested under
Section 1, the Holders of a majority of the Registrable Securities requested to be included in the registration may select one or more underwriters to administer the offering subject to NATCO's prior approval, not to be unreasonably withheld.

      1.10. Securities in Registration Must be Distributed by Underwriters. Only securities to be distributed by the underwriters may be included in the registration requested under Section 1.

      1.11. Underwriting Agreement. NATCO shall enter into an underwriting agreement with the underwriters for a Public Offering by Holders of Registrable Securities under a registration requested under Section 1. The underwriting agreement shall:

            (i) Parties: include as parties the underwriters, NATCO and the Holders of Registrable Securities to be distributed by the underwriters;

            (ii) Satisfactory to Holders: in substance and form, be reasonably satisfactory to the Holders of a majority of the Registrable Securities to be included in the registration and to the underwriters;

            (iii) NATCO's Obligations: contain representations and warranties by
                  NATCO and other terms and provisions as are customarily contained in agreements of this type (including indemnities to the effect and to the extent provided in Section 7 (except that the indemnities in the indemnity agreement will also be for the benefit of persons who participate as underwriters, brokers or dealers in the Public Offering and persons who control any of those participating Persons), provisions for the delivery of officers' certificates, opinions of counsel and accountants' "comfort" letters and hold-back arrangements);

            (iv) Benefit Holders: to the extent the Holders of the Registrable Securities to be included in the registration so request, provide that some or all of NATCO's representations, warranties and covenants to and for the benefit of the underwriters also be made to and for the benefit of those Holders;

            (v) Conditions Precedent: to the extent the Holders of Registrable Securities to be included in the registration so request, provide that some or all of the conditions precedent to the obligations of the underwriters also be conditions precedent to those Holders' obligations; and

            (vi) Holders' Obligations: not require a Holder of Registrable Securities to be included in the registration to make representations or warranties to, or agreements with, NATCO or the underwriters, except those specified in Section 4 and representations, warranties or agreements about the Holder, the Holder's ownership of the Registrable Securities to be included in the registration and the Holder's intended method of distribution.

      1.12. Failure of Condition under Underwriting Agreement. If a condition to the obligations under the underwriting agreement is not met or waived, and this is not due solely to the fault of the Holders of Registrable Securities requesting registration under Section 1.1, no registration request in respect of that registration will be treated as having been made when determining whether NATCO is obligated to effect a registration under Section 1.2.

      1.13. Underwriting Agreement. Any obligation of NATCO to include Registrable Securities of a Holder in a registration statement prepared and filed under this Section 1 is conditioned on the Holder agreeing to enter into an underwriting agreement between NATCO and the underwriters, which shall comply with Section 1.11 and otherwise be on no less favorable terms to the Holders of Registrable Securities than those applying to NATCO, or to any securityholders of NATCO, whose securities are included in the registration.

      2. Piggyback Registration.

      2.1. NATCO's Notice of Registration. If NATCO proposes to file a registration statement under the Securities Act with respect to a Primary Distribution or a Secondary Distribution under which Registrable Securities could be distributed in accordance with the method of distribution contemplated by that registration statement, NATCO shall give prompt notice to the Holders of Registrable Securities that it intends to do so, together with details of the intended method of distribution and the jurisdictions in which NATCO proposes to register the securities to be distributed.

      2.2. Holder's Piggyback Registration Request. Within 20 days of NATCO giving notice under Section 2.1, any Holder of Registrable Securities may give NATCO a registration request, specifying the Registrable Securities it wishes to dispose of and the jurisdictions in which registration is to be effected. Subject to Section 2.3, Section 2.4, Section 2.5 and Section 2.6, NATCO will use its best efforts to include in the applicable registration statement the Registrable Securities that those Holders request NATCO to register, to the extent required to permit the disposition of those Registrable Securities, and to effect the registration of those Registrable Securities.

      2.3. NATCO Decides Not to Effect Registration. If, after giving notice under Section 2.1 that it intends to register securities and before the effective date of the corresponding registration statement, the Board decides for any reason not to proceed with the registration, NATCO shall give notice of this decision to the Holders of

Registrable Securities that gave NATCO a registration request under Section 2.2, and NATCO shall have no obligation to proceed with the registration of those Registrable Securities. NATCO shall pay the Registration Expenses in connection with those Registrable Securities.

      2.4. Registration Priority in a Registration Initiated by NATCO. If, in a registration within Section 2.1 initiated by NATCO (rather than by a securityholder) to offer securities for its own account, NATCO is advised in writing by the managing underwriter that in its opinion the aggregate number of securities requested to be included in the registration (whether by NATCO, under this Section 2 or under any other rights granted by NATCO to holders of its securities to include securities in the registration) exceeds the largest number that can be included in the registration without materially adversely affecting the distribution of those securities, NATCO shall include in the registration:

            (i)   first, securities to be sold for NATCO's account;

            (ii) second, to the extent that the number of securities to be registered under Section 2.4(i) is less than the largest number that can be included in the registration without materially adversely affecting the distribution of those securities, the Existing Registrable Securities requested to be included and the Registrable Securities requested to be included (or, if the managing underwriter of the proposed Primary Distribution advises NATCO in writing that, in the managing underwriter's reasonable opinion, the inclusion in the registration statement of the aggregate number of Existing Registrable Securities requested to be included and Registrable Securities requested to be included would materially adversely affect that distribution of securities, then NATCO shall so advise the Holders who requested registration under Section 2.2 and the number of Registrable Securities included in the registration statement shall be reduced (ratably with Existing Registrable Securities) to the number acceptable to the managing underwriter and this reduced number of Registrable Securities shall be allocated pro rata among the Holders requesting registration under Section 2.2 based on the number of Registrable Securities in respect of which each such Holder requested registration); and

            (iii) third, to the extent that the number of securities to be registered under Section 2.4(i) and Section 2.4(ii) is less than the largest number that can be included in the registration without materially adversely affecting the distribution of those securities, other securities to be registered under other rights granted by NATCO to holders of its securities to include securities in the registration.

NATCO will ensure that any registration agreement it enters into after the date of this Agreement is consistent with this Section 2.4.

      2.5. Registration Priority in a Registration Requested by Holders of Existing Registrable Securities. If, in a registration within Section 2.1 resulting from a holder of Existing Registrable Securities exercising a demand right in respect of those Existing Registrable Securities (but not a "special registration right" under the agreement referred to in paragraph (i) of the definition of "Existing Registration Rights Agreements"), NATCO is advised in writing by the managing underwriter that in its opinion the aggregate number of securities requested to be included in the registration (whether by the holders of Existing Registrable Securities demanding registration, by NATCO, under this
Section 2 or under any other rights granted by NATCO to holders of its securities to include securities in the registration) exceeds the largest number that can be included in the registration without materially adversely affecting the distribution of those securities, NATCO shall include in the registration:

            (i) first, Existing Registrable Securities in respect of which the demand right was exercised and other Existing Registrable Securities to be registered in the same registration under the applicable Existing Registration Rights Agreement;

            (ii) second, to the extent that the number of securities to be registered under Section 2.5(i) is less than the largest number that can be included in the registration without materially adversely affecting the distribution of those securities, securities to be sold for NATCO's account;

            (iii) third, to the extent that the number of securities to be registered under Section 2.5(i) and Section 2.5(ii) is less than the largest number that can be included in the registration without materially adversely affecting the distribution of those securities, the Registrable Securities and Existing Registrable Securities (other than those described in Section 2.5(i)) that holders of those securities requested to be included (or, if the managing underwriter of the proposed Secondary Distribution advises NATCO in writing that, in the managing underwriter's reasonable opinion, the inclusion in the registration statement of the aggregate number of Existing Registrable Securities requested to be included (other than those described in Section 2.5(i)) and Registrable Securities requested to be included would materially adversely affect that distribution of securities, then NATCO shall so advise the Holders who requested registration under Section 2.2 and the number of Registrable Securities included in the registration statement shall be reduced (ratably with Existing Registrable Securities (other than those described in Section 2.5(i))) to the number acceptable to the managing underwriter and this reduced number of Registrable Securities shall be allocated pro rata among the Holders requesting registration under
                  Section 2.2 based on the number of Registrable Securities in respect of which each such Holder requested registration); and

            (iv) fourth, to the extent that the number of securities to be registered under Section 2.5(i), Section 2.5(ii) and Section 2.5(iii), is less than the largest number that can be included in the registration without materially adversely affecting the distribution of those securities, other securities to be registered under other rights granted by NATCO to holders of its securities to include securities in the registration.

NATCO will ensure that any registration agreement it enters into after the date of this Agreement is consistent with this Section 2.5.

      2.6. Registration Priority in a Registration Requested by Other Holders. If, in a registration within Section 2.1 resulting from a holder of securities (other than Registrable Securities or Existing Registrable Securities) exercising a demand right in respect of those securities, NATCO is advised in writing by the managing underwriter that in its opinion the number of securities requested to be included in the registration (whether by the holder demanding registration, by NATCO, under this Section 2 or under any other rights granted by NATCO to holders of its securities to include securities in the registration) exceeds the largest number that can be included in the registration without materially adversely affecting the distribution of those securities, NATCO shall include in the registration:

            (i) first, the securities to be sold for the account of the holder requesting registration, securities to be sold for NATCO's account, Existing Registrable Securities requested to be included and Registrable Securities requested to be included (or, if the managing underwriter of the proposed Secondary Distribution advises NATCO in writing that, in the managing underwriter's reasonable opinion, the inclusion in the registration statement of the aggregate number of Existing Registrable Securities requested to be included and Registrable Securities requested to be included would materially adversely affect that distribution of securities, then

                  NATCO shall so advise the Holders who requested registration under Section 2.2 and the number of Registrable Securities included in that registration statement shall be reduced (ratably with Existing Registrable Securities) to the number acceptable to the managing underwriter and this reduced number of Registrable Securities shall be allocated pro rata among the Holders requesting registration under Section 2.2 based on the number of Registrable Securities in respect of which each such Holder requested registration); and

            (ii) second, to the extent that the number of securities to be registered under Section 2.6(i) is less than the largest number that can be included in the registration without materially adversely affecting the distribution of those securities, other securities to be registered under other rights granted by NATCO to holders of its securities to include securities in the registration.

NATCO will ensure that any registration agreement it enters into after the date of this Agreement is consistent with this Section 2.6.

      2.7. Registration Expenses. The Holders requesting registration will pay the underwriting discounts and commissions attributable to the sale of their Registrable Securities. NATCO will pay the Registration Expenses in connection with each registration of Registrable Securities requested under this Section 2. No registration effected under this Section 2 relieves NATCO from its obligation to effect registrations on request under Section 1.

      2.8. Underwriting Agreement. Any obligation of NATCO to include Registrable Securities of a Holder in a registration statement prepared and filed under this Section 2 is conditioned on the Holder agreeing to enter into an underwriting agreement between NATCO and the underwriters, which shall comply with Section 1.11 and otherwise be on no less favorable terms to the Holders of Registrable Securities than those applying to NATCO, or to any securityholders of NATCO, whose securities are included in the registration.

      3. Registration Procedures.

      3.1. Best Efforts. When NATCO is required to use its best efforts to effect the registration of Registrable Securities under the Securities Act under
Section 1 or Section 2, NATCO will promptly:

            (i) File Registration Statement: prepare and file with the SEC as soon as practicable (and in any event within 120 days) after receiving a request under Section 1 or Section 2 a registration statement with respect to those securities, make any required filings with the NASD and use best efforts to cause the registration statement to become effective on the earliest practicable date;

            (ii) Keep Registration Statement Effective: prepare and file with the SEC the amendments and supplements to the registration statement and the corresponding prospectus, and the other documents, needed to keep the registration statement effective and to comply with the Securities Act with respect to the disposition of the securities covered by the registration statement until the earlier of the sellers having disposed of these securities in accordance with their intended methods of disposition stated in the registration statement and the date that is six months after the registration statement becomes effective;

            (iii) Documents to Holders' Counsel: give counsel (if any) selected by the Holders of a majority of the Registrable Securities covered by the registration statement copies of the documents NATCO proposes to file with the SEC (including documents to be filed on a confidential basis) in connection with the registration, at least five Business Days before NATCO files these with the SEC. These documents are subject to such counsel's review. NATCO shall not file a registration statement or prospectus (or amendments or supplements to them) under a registration under Section 1.1 if the Holders of a majority of the Registrable Securities covered by the registration statement, their counsel, or any underwriters reasonably object in writing;

            (iv) Provide Copies of Documents to Holders: give each Holder of Registrable Securities covered by the registration statement, without charge, the number of conformed copies of the registration statement (and each amendment and supplement to it), the prospectus included in the registration statement (including preliminary prospectuses and summary prospectuses) and other documents as the Holder reasonably requests to help it or the underwriter dispose of the securities covered by the registration statement, and give the Holder copies of each other document filed with, and correspondence sent to or received from (and memorandums summarizing oral communications with), the SEC relating to or affecting the registration;

            (v) Blue Sky Registration: use its best efforts to register or qualify the securities covered by the registration statement under the securities or blue sky laws of the jurisdictions that the managing underwriter reasonably requests, and do the other things necessary or advisable to enable each Holder of Registrable Securities covered by the registration statement to dispose of those Registrable Securities in those jurisdictions (except that NATCO is not required to qualify generally to do business as a foreign corporation in a jurisdiction in which it is not already qualified, subject itself to tax in a jurisdiction in which it is not otherwise subject to tax, or take any action which would subject it to general service of process in a jurisdiction in which it is not otherwise subject to process);

            (vi) Other Governmental Approvals: use its best efforts to cause the Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities in the United States (including the registration of the securities under the Exchange Act) as may be needed to enable the Holders of Registrable Securities covered by the registration statement or the underwriters to dispose of those securities;

            (vii) Opinions and Comfort Letters: give each Holder of Registrable Securities covered by the registration statement a signed counterpart, addressed to the Holder, of:

                   (A) an opinion of counsel for NATCO experienced in securities law matters, dated the effective date of the registration statement; and

                   (B) a "comfort" letter signed by the independent public accountants who have issued an audit report on NATCO's financial statements included in the registration statement,

                   covering substantially the same matters with respect to the registration statement (and the prospectus used in connection with it), and, in the case of the accountants' letter, with respect to events after the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten Public Offerings of securities. NATCO's obligation to deliver an accountant's letter addressed to the Holders shall be subject to such Holders' furnishing of such opinions, representations and other information as may be required by applicable accounting and auditing standards;

            (viii) Remedy Misleading Registration Statement: notify each Holder of Registrable Securities covered by the registration statement if the registration statement, at the time it or any amendment to it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated in it or necessary to make the statements in it not misleading and, as promptly as practicable, prepare and file with the SEC a post-effective amendment to the registration statement and use best efforts to cause the post-effective amendment to become effective so that the registration statement, as amended, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it not misleading;

            (ix) Remedy Misleading Prospectus: notify each Holder of Registrable Securities covered by the registration statement, at any time when a prospectus relating to it is required to be delivered under the Securities Act, if the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which they were made, not misleading. As promptly as practicable, NATCO shall prepare and furnish to each such Holder the number of copies of an amendment of or supplement to the prospectus as is needed so that, as delivered to the purchasers of those securities after that time, the prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which they were made, not misleading;

            (x) Comply with SEC Rules: otherwise use its best efforts to comply with the SEC's rules and regulations, and make available to its securityholders, as soon as reasonably practicable, an earnings statement of NATCO complying with section 11(a) of the Securities Act and Rule 158 under the Securities Act;

            (xi) Notice of Certain Events: notify each Holder of Registrable Securities covered by the registration statement:

                   (A) when the registration statement, or any post-effective amendment to the registration statement, becomes effective, or any amendment of or supplement to the prospectus used in connection with it is filed;

                   (B) if the SEC requests NATCO to amend the registration statement or to amend or supplement the prospectus, or requests additional information;

                   (C) if the SEC makes a stop order suspending the effectiveness of the registration statement or makes an order preventing or suspending the use of a preliminary prospectus;

                   (D) if the qualification of the Registrable Securities for offering or sale in a jurisdiction is suspended; and

                   (E) if a Person threatens or institutes proceedings for any of these purposes;

            (xii) Lift Stop Orders: use its best effort to prevent, or to obtain the lifting of, as the case may be, any stop order issued suspending the effectiveness of the registration statement or any order preventing or suspending the use of a preliminary prospectus;

            (xiii) Share Certificates: cooperate with the Holders of Registrable
                   Securities included in the registration statement, and the managing underwriter to facilitate the timely preparation and delivery of certificates (without restrictive legends) representing the Registrable Securities to be sold under the registration statement, and to enable those securities to be in the denominations and registered in the names that those Holders or managing underwriter request; and

            (xiv) CUSIP Number: use its best efforts to obtain a CUSIP number for the Registrable Securities covered by the registration statement if none exists.

If NATCO does not fulfill its obligations under this Section 3.1 in respect of a registration request made under Section 1 or if, notwithstanding NATCO's use of its best efforts when required under this Section 3.1, it is not successful in causing any action described in this Section 3.1 to be taken, and in whole or in its part as a result of this breach or failure the registration statement does not become effective or the Holders of Registrable Securities who requested registration are otherwise prevented from disposing of Registrable Securities on the terms contemplated by this Agreement, no registration request in respect of that registration will be treated as having been made when determining whether NATCO is obligated to effect a registration under Section 1.2.

      3.2. Holders to Give NATCO Information. NATCO may require each Holder of Registrable Securities to be covered by a registration statement to give NATCO such information about the Holder and the distribution of those securities as NATCO reasonably requests or as is required by law in connection with the registration. Each Holder shall promptly give NATCO the information that NATCO must disclose in order to make the information that the Holder previously gave NATCO not materially misleading.

      3.3. Documents Identifying the Seller. NATCO shall not file or amend a registration statement for Registrable Securities, or an amendment of or supplement to the prospectus used in connection with it, which refers to a seller of Registrable Securities covered by it by name, or otherwise identifies the seller as the holder of NATCO securities, without that seller's consent (not to be unreasonably withheld). However, the seller's consent is not required for disclosures required by and in conformity with law.

      3.4. Misleading Registration Statement or Prospectus. On receiving a notice from NATCO under Section 3.1(viii) or Section 3.1(ix):

            (i) each Holder of Registrable Securities covered by the registration statement will promptly stop disposing of those Registrable Securities under the registration statement until it receives notice from NATCO that the registration statement has been amended, as contemplated by Section 3.1(viii) or, in the case of Section 3.1(ix), it receives copies of the amended or supplemented prospectus contemplated by Section 3.1(ix);

            (ii) if so directed by NATCO, each Holder of Registrable Securities will, promptly after it receives the notice, deliver to NATCO (at NATCO's expense) all copies, other than permanent file copies, in the Holder's possession of the prospectus covering the Registrable Securities; and

            (iii) the period mentioned in Section 3.1(ii) will be extended by the greater of (x) five Business Days and (y) the number of days during the period from and including the date NATCO gave the notice through and including the date when each Holder of Registrable Securities covered by the registration statement receives notice from NATCO that the registration statement has been amended, in the case of Section 3.1(viii), or receives the copies of the amended or supplemented prospectus, in the case of Section 3.1(ix).

      4. Hold Back Agreements.

      4.1. When Restrictions Apply. The restrictions in Section 4.2 apply whenever:

            (i) NATCO proposes to register any of its equity securities under the Securities Act, whether or not for sale for its own account (other than under a Special Registration), or is required to use its best efforts to effect the registration of Registrable Securities under the Securities Act under Section 1 or Section 2;

            (ii) if that registration relates to an underwritten offering, the managing underwriter requests that the Holders of Registrable Securities be subject to the restriction in Section 4.2;

            (iii) before the periods specified in Section 4.2, NATCO notifies the Holders of Registrable Securities that the restrictions in
                  Section 4.2 apply; and

            (iv) before the proposed registration, NATCO in good faith uses all reasonable efforts to cause the proposed registration to become effective.

      4.2. Restrictions. Whenever the restrictions in this Section 4.2 apply, no Holder of Registrable Securities who was offered the right to register Registrable Securities in the proposed registration shall:

            (i) effect (other than under that registration) a public sale, transfer or distribution (including a sale under Rule 144 or Rule 144A) of Registrable Securities, any other equity security of NATCO or any security convertible into or exchangeable or exercisable for any equity security of NATCO during the 20 day period before or the 90 day period following the effective date of that registration (or any shorter period agreed with the managing underwriter, if any, and any other securityholder of NATCO with a similar agreement); or

            (ii) effect such a public sale, transfer or distribution during the 180 day period following the effective date of the registration, or during such lesser period (x) applying to securities held by NATCO's officers and directors or to Existing Registrable Securities, or

                  (y) agreed with the managing underwriter, if any, and any other securityholder of NATCO with a similar agreement.

      4.3. Others to Enter into Similar Agreements. NATCO shall cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of NATCO acquired from NATCO after the date of this Agreement (other than in a Public Offering or under a stock incentive or other equity compensation plan) to enter into a similar agreement with NATCO.

      5. Preparation; Reasonable Investigation. In connection with preparing and filing each registration statement registering Registrable Securities under the Securities Act, NATCO will give the Holders of those Registrable Securities to be registered, their underwriters (if any), and their respective counsel and accountants the opportunity to participate in preparing the registration statement, each prospectus included in it or filed with the SEC, and each amendment of or supplement to them. NATCO will also give these Persons such access to NATCO's books and records and such opportunities to discuss NATCO's business with its officers and the independent public accountants who have issued audit reports on NATCO's financial statements as is reasonably necessary to conduct a reasonable investigation within the meaning of the Securities Act. However, NATCO shall not disclose material nonpublic information to any such Person unless, before disclosing this information, NATCO gives that Person, and the Holders on whose behalf it is acting, notice that the information is material nonpublic information and gives that Person, and those Holders, the opportunity to accept or refuse to accept the material nonpublic information for review. As a condition to disclosing material nonpublic information, NATCO may require the Person to whom it proposes to disclose the information to enter into a confidentiality agreement on customary terms.

      6. Other Registrations.

      Whenever NATCO is required to use its best efforts to effect the registration of Registrable Securities under the Securities Act under Section 1 or Section 2, and if that registration has not been withdrawn or abandoned, NATCO shall not file a registration statement with respect to any of its securities (including Registrable Securities) under the Securities Act (other than a Special Registration), whether of its own accord or at the request or demand of a holder or holders of its securities, for 90 days after the effective date of the previous registration, unless the holder or holders of at least 50% of the Registrable Securities then outstanding consent.

      7. Indemnification.

      7.1. Indemnification by NATCO. Subject to Section 7.2, if NATCO registers Registrable Securities under the Securities Act under Section 1 or Section 2, NATCO will indemnify and hold harmless the Holder of those Registrable Securities, the Holder's directors, officers, and employees and Persons who control the Holder (within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act) against the losses, claims, damages or liabilities, joint or several, to which they become subject under the Securities Act or otherwise, to the extent that those losses, claims, damages or liabilities (or actions or proceedings in respect of them) arise out of or are based on:

            (i) an untrue statement or alleged untrue statement of a material fact in a registration statement under which those Registrable Securities were registered under the Securities Act, or a preliminary prospectus, final prospectus or summary prospectus contained in it or related to it (or any amendment or supplement to any of these documents);

            (ii) an omission or alleged omission to state a material fact required to be stated in the registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements in it not misleading; or

            (iii) any violation by NATCO of a federal, state or common law rule or regulation relating to an action or omission required by NATCO in connection with the registration.

NATCO will reimburse the Holder and its directors, officers, employees and controlling Persons for legal or other expenses they reasonably incur in connection with investigating or defending such losses, claims, damages, liabilities, actions or proceedings.

      7.2. Exceptions to NATCO's Liability. NATCO shall not be liable under
Section 7.1 to the extent that the loss, claim, damage, liability or expense arises out of, or is based on an untrue statement, alleged untrue statement, omission or alleged omission:

            (i) made in the registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance on and in conformity with written information that the Holder gave NATCO expressly to use in preparing that document; or

            (ii)  in any prospectus if and to the extent:

                  (A) the untrue statement, alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and, after NATCO has given the Holder or managing underwriter a sufficient number of copies of the amendment or supplement, the

                        Holder or managing underwriter does not deliver the prospectus as amended or supplemented before or concurrently with the sale of Registrable Securities to the Person asserting the loss, claim, damage, liability or expense; or

                  (B) NATCO gave the Holder or managing underwriter notice of the existence of the untrue statement, alleged untrue statement, omission or alleged omission and the Holder or managing underwriter continued to dispose of Registrable Securities before it received either (A) an amended or supplemented prospectus which, as advised by NATCO, completely corrected the untrue statement or omission or (B) a notice from NATCO, that it could use the existing prospectus.

      7.3. Indemnification by the Sellers. Subject to Section 7.4 and Section 7.5, if NATCO registers Registrable Securities under the Securities Act under
Section 1 or Section 2, each Holder of those Registrable Securities will indemnify and hold harmless NATCO, NATCO's directors, NATCO's officers who sign the registration statement and Persons who control NATCO (within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act), against the losses, claims, damages or liabilities, joint or several, to which they become subject under the Securities Act or otherwise, to the extent that those losses, claims, damages or liabilities (or actions or proceedings in respect of them) arise out of or are based on:

            (i) an untrue statement or alleged untrue statement of a material fact in a registration statement under which those Registrable Securities were registered under the Securities Act, or a preliminary prospectus, summary prospectus or final prospectus contained in it or related to it (or any amendment or supplement to any of these documents) if the statement was made in reliance on and in conformity with written information that the Holder gave to NATCO expressly to use in preparing that document; or

            (ii) an omission or alleged omission to state a material fact with respect to the Holder required to be stated in the registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements in it not misleading if the omission was made in reliance on and in conformity with written information that the Holder gave to NATCO expressly to use in preparing that document.

The Holder will reimburse NATCO and those directors, officers and controlling Persons for legal or other expenses they reasonably incur in connection with investigating or defending such losses, claims, damages, liabilities, actions or proceedings.

      7.4. Exceptions to Holder's Liability. No Holder will be liable if the untrue statement, alleged untrue statement, omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and NATCO did not deliver a copy of the final or amended prospectus at or before the confirmation of the sale to the Person asserting the loss, claim, damage or liability in any case in which delivery is required by the Securities Act.

      7.5. Limitations on Holder's Liability. The liability of each Holder under
Section 7.3 is limited to the net amount that the Holder receives from selling Registrable Securities under the registration statement (after deducting the cost of the Registrable Securities, the underwriting discount, commissions and other expenses of the sale paid or payable by that Holder and the amount of damages that that Holder has otherwise had to pay as a result of its breach).

      7.6. Notices of Claims, etc. If an indemnified party under this Section 7 receives notice of the commencement of an action or proceeding involving a claim subject to this Section 7:

            (i) Notice of Claim: The indemnified party will promptly give notice to the indemnifying party of the action or proceeding. If the indemnified party does not do so, the indemnifying party must still fulfill its obligations except to the extent that this failure actually and materially prejudices the indemnifying party's rights.

            (ii) Participate or Assume Defense: If the action or proceeding is brought against an indemnified party, the indemnifying party may participate in defending the action or proceeding and may assume the defense of the claim or proceeding, jointly with any other indemnifying party similarly notified to the extent that the other indemnifying party wishes to do so, with counsel reasonably satisfactory to the indemnified party. Once the indemnifying party gives notice to the indemnified party that it has assumed the defense, the indemnified party may participate in the defense at its own expense and the indemnifying party will not be liable to the indemnified party for any legal or other expenses that the indemnified party subsequently incurs in connection with the defense.

            (iii) Conflict of Interest: If the indemnified party reasonably determines, based on advice of its independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to the action or proceeding and that it is advisable for the indemnified party to be represented by separate counsel, the indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent the indemnified party, and the indemnifying party shall pay the reasonable fees and expenses of that counsel.

            (iv) Settlements: The indemnifying party shall not consent to entry of a judgment, or enter into a settlement, without the indemnified party's prior written consent, unless:

                  (A) the judgment or settlement is only for monetary damages, which the indemnifying party pays in full;

                  (B) the indemnifying party does not admit responsibility on the indemnified party's behalf; and

                  (C) each claimant or plaintiff unconditionally releases the indemnified party from all liability to it arising from the matter which is the subject of the claim.

                  The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent (not to be unreasonably withheld).

            (v) No Multiple Counsel: The indemnifying party shall not, in any proceeding or related proceedings, be liable for the fees and expenses of more than one separate counsel for all indemnified parties.

      7.7. Other Indemnification. The indemnification in this Section 7 (with appropriate modifications) also applies with respect to any required registration or other qualification of Registrable Securities under any federal or state law or regulation of a governmental authority other than the Securities Act.

      7.8. Contribution.

      (a) If an indemnity under Section 7.1 or Section 7.3 is unavailable, or is insufficient to hold harmless an indemnified party (other than by reason of the exceptions to those indemnities), then the indemnifying party shall in lieu of the indemnification contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses:

            (i) in the proportion appropriate to reflect the relative benefits that the indemnifying party and the indemnified party received from the other from the offering of Registrable Securities (taking into account the portion of the offering proceeds realized by each of them); or

            (ii) if the allocation in Section 7.8(a)(i) is not permitted by law, or provides a lesser sum to the indemnified party than the amount calculated in this Section 7.8(a)(ii), in the proportion appropriate to reflect not only the relative benefits received by the indemnifying party and the indemnified party but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any action, statement or omission in question has been taken or made by, or relates to information supplied by, the indemnified party and the indemnifying party, and their relative intent, knowledge, access to information and opportunity to correct or prevent the action, statement or omission. The Parties acknowledge that it would not be equitable if contribution under this Section 7.8(a)(ii) were determined by pro rata allocation or another method of allocation that does not take into account the equitable considerations specified in this Section 7.8(a)(ii).

      (b) No Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) is entitled to contribution under this
Section 7.8 from a Person who was not guilty of such fraudulent misrepresentation.

      (c) The amounts payable under this Section 7.8 include amounts payable for legal and other expenses reasonably incurred by the indemnified party in connection with investigating or defending the loss, claim, damage, liability, action or proceeding (except as provided in Section 7.6 if the indemnifying party has assumed the defense of any such action or proceeding in accordance with those provisions).

      (d) Each Party is liable for contribution under this Section 7.8 only to the extent to which and under the circumstances in which that Party would have been liable to indemnify under this Section 7 if that indemnification were enforceable under law.

      7.9. Survival of Indemnities. The indemnities in this Section 7 are not affected by any investigation made by or on behalf of an indemnified Person and survive the transfer of the securities by the seller.

      7.10. Officers and Directors. In this Section 7, "officers" and "directors" include the partners of the Holders of Registrable Securities which are partnerships and the trustees and beneficiaries of the Holders of Registrable Securities which are trusts.

      8. Other Provisions Relating to Registrable Securities.

      8.1. Registration Requests for Convertible Preferred Shares or Warrant. A holder of Convertible Preferred Shares, the Warrant (or an interest in the Warrant) or other securities in respect of which Registrable Securities are issuable shall be treated as holding the Conversion Shares into which those Convertible Preferred Shares convert, the Warrant Shares for which the Warrant (or its interest in the Warrant) is exercisable, or the Registrable Securities issuable in respect of those securities respectively, and hence as a holder of Registrable Securities, for all purposes under this Agreement. Except where stated otherwise, references in this Agreement to numbers, percentages or proportions of Registrable Securities mean the numbers, percentages or proportions of shares of Common Stock (or securities equivalent to Common Stock) treating Convertible Preferred Shares as if they had been converted, the Warrant as if it had been exercised and Registrable Securities issuable in respect of other securities as if they had been issued.

      8.2. Best Registration Rights. If NATCO grants any other Person, with respect to any security issued by NATCO or any of its Affiliates, registration rights with terms that are in any manner more favorable (other than in respect of the number of demand rights) to the holder of those rights than the terms granted to the holders of Registrable Securities under this Agreement (or if NATCO amends or waives a term of an agreement or arrangement providing registration rights to any other Person or takes other action to provide for terms that are more favorable (other than in respect of the number of demand rights) to other holders than those in this Agreement), then this Agreement is deemed to be amended to provide the holders of Registrable Securities with any of these more favorable terms as the holders of a majority of the Registrable Securities elect to include in this Agreement. NATCO shall promptly give notice to the holders of Registrable Securities on granting registration rights to other Persons (or amending or waiving terms of an agreement or arrangement providing registration rights to any other Person or taking any other action to provide for more favorable terms).

      8.3. Rule 144; Legended Securities; etc.

      (a) NATCO shall continue to file reports under section 15 of the Securities Act and section 13 of the Exchange Act to the extent necessary to enable the Holders to sell Registrable Securities in reliance on Rule 144 or Rule 145 without registration under the Securities Act. As of their respective dates, those reports shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated in them or necessary in order to make the statements in them, in light of the circumstances under which they were made, not misleading and must comply as to form in all material respects with the Exchange Act and the Securities Act and the SEC's rules and regulations under those statutes. If a Holder of Registrable Securities requests, NATCO shall give that Holder a written statement as to whether it has complied with these requirements.

      (b) On the request of a Holder of Registrable Securities, NATCO shall issue new certificates for those Registrable Securities without a legend restricting further transfer if:

            (i) those Registrable Securities have been sold to the public under an effective registration statement under the Securities Act or Rule 144;

            (ii) the issuance is otherwise permitted under the Securities Act, the Holder of those Registrable Securities has given NATCO an opinion of counsel to this effect and that Holder requests such a certificate from NATCO; or

            (iii) those Registrable Securities have been beneficially owned, by a Person who has not been an affiliate of NATCO for at least three months, for a period of at least two years (or such shorter period applying under Rule 144(k) under the Securities Act or any successor to it), all as determined under Rule 144.

      8.4. Nominees for Beneficial Owners. A beneficial owner whose Registrable Securities are held by a nominee may, on notice to NATCO, and unless the record owner gives NATCO notice to the contrary, be treated as the Holder of those Registrable Securities for purposes of any request or other action by Holders of Registrable Securities under this Agreement or any determination of a number or percentage of shares of Registrable Securities held by a Holder of Registrable Securities under this Agreement. If the beneficial owner gives NATCO such a notice, NATCO may require reasonable evidence of the owner's beneficial ownership of the Registrable Securities.

      9. Miscellaneous.

      9.1. Notices.

      (a) Notices, requests, consents and other communications provided for in this Agreement, and legal process relating to this Agreement, will be validly given, made or served, if in writing and (w) delivered personally, (x) sent by next day or overnight mail using a reputable national courier (such as Federal Express), (y) send by first-class registered or certified mail, return receipt requested, postage prepaid or (z) sent by fax, as follow:

            (i)   if to NATCO:

                        NATCO Group Inc.
                        2950 North Loop West
                        Suite 700
                        Houston, TX  77092
                        Attention:  General Counsel
                        Fax:  (713) 683-7841

                  with a copy to:

                        O'Melveney & Myers LLP
                        30 Rockefeller Plaza, 27th Floor
                        New York, NY  10112
                        Attention:  Mark E. Thierfelder, Esq.
                        Fax:  (212) 408-2420

            (ii)  if to Purchaser:

                        Lime Rock Partners II, L.P.
                        c/o Lime Rock Management LP
                        518 Riverside Avenue
                        Westport CT  06880
                        Attention:  Mark A. McCall
                        Fax (203) 293-2760

                  with a copy to:

                        Debevoise & Plimpton
                        919 Third Avenue
                        New York, New York  10022
                        Attention:  Jeffrey J. Rosen
                        Fax:  (212) 909-6836

or to such other address or fax number as a Party specifies in a written notice given in accordance with this Section 9.1.

      (b) Such notices, requests, consents and other communications shall be deemed to have been received:

            (i) if delivered personally: on the next Business Day after delivery;

            (ii) if sent by next day or overnight mail using a reputable national courier (such as Federal Express): on the next Business Day after sending;

            (iii) if sent by first-class registered or certified mail, return receipt requested, postage prepaid: on the fifth Business Day after mailing; or

            (iv) if sent by fax and the transmitting Party receives a transmission receipt dated the day of transmission in the recipient's jurisdiction: on the next Business Day after transmission.

      9.2. Amendments and Waivers.

      (a) This Agreement may be amended, and NATCO may take action prohibited under it, or omit to perform an act that it is required to perform under it, only if NATCO obtains the written consent to the amendment, action or omission to act of the Holder or Holders of more than 50% of the shares then constituting Registrable Securities. Each holder of Registrable Securities at the time or outstanding at a later time is bound by consents authorized by this Section 9.2, whether or not the Registrable Securities are marked to indicate the consent.

      (b) No amendment or termination of this Agreement, and no waiver under it, shall be binding unless made in writing.

      (c) A waiver waives only the specific matter described in the writing and does not impair the rights of the Party granting the waiver in other respects or at other times. A Party's waiver of a breach of or a default under this Agreement does not constitute a waiver of a similar breach or default.

      (d) A Party's failure, on one or more occasions, to enforce a provision of this Agreement, or to exercise a right or privilege under this Agreement, does not constitute a waiver of that provision, right or privilege.

      9.3. Specific Performance. Each Party, in addition to being entitled to exercise its rights in this Agreement or granted by law (including recovery of damages) is entitled to an injunction to prevent breaches of this Agreement and to specifically enforce its provisions. Each Party agrees that monetary damages would not be adequate compensation for loss incurred as a result of another Party breaching any provision of this Agreement and waives the defense in an action for specific performance that a remedy at law would be adequate.

      9.4. Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, this shall not make the provision inoperative or unenforceable in any other case, circumstance or jurisdiction, or make any other provision invalid, inoperative, or unenforceable. The Parties intend that they would have entered into the remaining provisions.

      9.5. Governing Law. This Agreement is governed in all respects (including as to validity, interpretation and effect) by the internal laws of the state of New York without giving effect to its conflict of laws rules to the extent those rules do not mandatorily apply by statute and would require or permit the application of another jurisdiction's law.

      9.6. Jurisdiction. Each Party:

            (i) irrevocably submits to the exclusive jurisdiction of the courts of the state of New York and the United States District Court for the Southern District of New York in respect of proceedings directly or indirectly arising out of or relating to this Agreement (including as to validity, interpretation and effect);

            (ii) waives and agrees not to assert, as a defense in any such proceedings, that the proceedings may not be brought or are not maintainable in those courts, that the venue is not appropriate or that those courts cannot enforce this Agreement; and

            (iii) consents to and grants any such court jurisdiction over that
                  Party and over the subject matter of any such dispute and agrees, to the maximum extent permitted by law, that the mailing of process or other papers in connection with the proceeding in the manner provided in Section 9.1, or in such other manner as may be permitted by law, shall be valid and sufficient service of that process or paper.

      9.7. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES. THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT HAS TO A TRIAL BY JURY IN RESPECT OF PROCEEDINGS DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT:

            (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER;

            (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER;

            (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND

            (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
                  SECTION 9.7.

      9.8. Successors, Assigns and Transferees. This Agreement binds and inures to the benefit of the Parties and their respective successors and permitted assigns. If Purchaser transfers and assigns any Convertible Preferred Shares, the Warrant (or any interest in the Warrant), Conversion Shares or Warrant Shares to any Person (except in a Public Offering), Purchaser (or any Person who is a transferee or assignee under this Section 9.8) may assign a portion of its rights and benefits under this Agreement needed to enable that Person to act as a Holder under this Agreement, if that Person agrees in writing to be bound by the duties and obligations of a Holder under this Agreement.

      9.9. No Third Party Beneficiaries. Except as provided in Section 7, nothing in this Agreement confers on any Person, other than the Parties and their respective successors and permitted assigns, any benefit, right or remedy under or by reason of this Agreement.

      9.10. Term. This Agreement is effective as of the date first written above and continues in effect until the earliest of (w) its termination by the consent of the Parties or their respective successors in interest, (x) the date on which no Registrable Securities remain outstanding, (y) NATCO's dissolution, liquidation or winding up and (z) the tenth anniversary of the date of this Agreement. Section 7 and (insofar as they relate to rights and obligations under Section 7) Section 9 and Section 10 survive the termination of this Agreement.

      9.11. Further Assurances. Each Party shall sign and deliver the additional documents, and take the other actions needed, or otherwise reasonably requested by the other Party, to confirm and assure the rights and obligations in this Agreement, and to make the transactions contemplated by this Agreement effective.

      9.12. No Inconsistent Agreements. NATCO will not enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities under this Agreement.

      9.13. Counterparts. The Parties may sign this Agreement in one or more counterparts, all of which will be the same agreement, and become effective when each Party has signed and delivered a counterpart to the other Party.

      10. Definitions and Interpretation.

      10.1. Definitions. In this Agreement, the following terms when capitalized have the following meanings:

ADDITIONAL SHARES                       defined in the recitals to this Agreement.

AGREEMENT                               defined in the introductory paragraph to this Agreement.

BOARD                                   NATCO's board of directors.

BUSINESS DAY                            a day, other than:

                                        (i)     a Saturday or Sunday; or

                                        (ii)    a day on which commercial banks
                                                in Houston Texas are authorized
                                                or required by Law to close or
                                                are otherwise
                                                generally closed.

CERTIFICATE OF DESIGNATIONS             defined in the recitals to this Agreement.

COMMON STOCK                            defined in the recitals to this Agreement.


CONVERSION SHARES                       the shares of Common Stock issuable on the conversion of the
                                        Convertible Preferred Shares.

CONVERTIBLE PREFERRED SHARES            defined in the recitals to this Agreement.

EXCHANGE ACT                            the Securities Exchange Act of 1934, as
                                        amended, or any successor federal
                                        statute, and the rules and regulations
                                        under it, in effect at the time. A
                                        reference to a particular section of it
                                        includes the corresponding section, if
                                        any, of its successor federal
                                        statute, and the rules and regulations under it.

EXISTING REGISTRABLE SECURITIES         shares of Common Stock subject to a contractual
                                        registration obligation arising under an Existing
                                        Registration Rights Agreement.

EXISTING REGISTRATION                   (i) Registration Rights Agreement dated as of November 18, 1998
RIGHTS AGREEMENTS                           by and between NATCO, Capricorn Investors, L.P. and
                                            Capricorn Investors II, L.P. (but disregarding amendments to those


                                            agreements after the date of this Agreement to the extent
                                            that they adversely affect the Holders).

                                      (ii)  Registration Rights Agreement dated as of November
                                            18, 1998 by and between NATCO, William R.
                                            Dimeling, Robert J. Hamaker, Douglas P. Heller,
                                            George K. Hickox, Jr., Ralph M. Kelly, Steven G.
                                            Park, Richard R. Schreiber, John C. Tuten, Jr.,
                                            The 1998 Trust for Jody Smith Hamaker and Banc One
                                            Capital Partners II, Ltd. (but disregarding
                                            amendments to those agreements after the date of
                                            this Agreement to the extent that they adversely
                                            affect the Holders).


HOLDER                                 Purchaser and any Person to whom Purchaser assigns
                                       Convertible Preferred Shares, the Warrant (or an
                                       interest in the Warrant) or Registrable Securities and
                                       who has agreed in writing to be bound by the provisions
                                       of this Agreement in accordance with Section 9.8.

NASD                                   National Association of Securities Dealers, Inc.

NASDAQ                                 the NASD Automated Quotation System.

NATCO                                  defined in the introductory paragraph to this Agreement.

OTHER REGISTRATION STATEMENT           defined in Section 1.4(a)(i).

PARTY                                  a party to this Agreement.

PERSON                                 an individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, governmental entity or other entity.


PRIMARY DISTRIBUTION                   a Public Offering of shares of Common Stock in which
                                       first priority is to be given to shares offered, sold
                                       and delivered by NATCO.

PUBLIC OFFERING                        a firm commitment underwritten public
                                       offering for cash of shares of Common
                                       Stock led by at least one underwriter of
                                       nationally recognized standing pursuant
                                       to a registration statement filed and
                                       declared effective under

                                       the Securities Act.

PURCHASER                              defined in the introductory paragraph to this Agreement.

REGISTRABLE SECURITIES                 (i)     the Conversion Shares;

                                       (ii)    the Warrant Shares;

                                       (iii)   the Additional Shares; and

                                       (iv)    any securities issued or
                                               issuable with respect to any
                                               securities that are Registrable
                                               Securities, or in respect of
                                               Convertible Preferred Shares or
                                               the Warrant, including
                                               securities issued or issuable:

                                              (A) on conversion or exercise of
                                                  any such securities;

                                              (B) in exchange or as a
                                                  replacement for any such
                                                  securities;

                                              (C) by way of distribution or
                                                  stock dividend on any such
                                                  securities; or

                                              (D) in connection with a
                                                  stock split, combination
                                                  of shares,
                                                  recapitalization,
                                                  merger, consolidation or
                                                  other reorganization
                                                  relating to any such
                                                  securities.

                                              but not including any preferred
                                              shares or other convertible
                                              securities issued or issuable
                                              with respect to the Convertible
                                              Preferred Shares, or any warrant
                                              issued or issuable with respect
                                              to the Warrant, in a manner
                                              described in (B) or (D) (except
                                              that those preferred shares,
                                              convertible securities or
                                              warrants will be treated as
                                              "Registrable Securities" solely
                                              for the purposes of determining
                                              whether any securities issued or
                                              issuable with respect to those
                                              preferred shares, convertible
                                              securities or warrants are
                                              themselves "Registrable
                                              Securities").

                                       A Registrable Security ceases to be a
                                       Registrable Security when issued
                                       pursuant to a registration statement in
                                       exchange for a Registrable Security or,
                                       once otherwise


                                        issued, when:

                                        (a)     a registration statement with
                                                respect to the sale of that
                                                security has become effective
                                                under the Securities Act and
                                                that security has been disposed
                                                of in accordance with that
                                                registration statement;

                                        (b)     the security has been
                                                distributed to the public in
                                                reliance on Rule 144;

                                        (c)     the security has been otherwise
                                                transferred, NATCO has delivered
                                                a new certificate covering the
                                                security without a legend
                                                restricting further transfer,
                                                and further disposition of the
                                                security does not require
                                                registration or qualification of
                                                the security under the
                                                Securities Act or any similar
                                                state law then in force; or

                                        (d)     the security ceases to be outstanding.

REGISTRATION EXPENSES                   the expenses incident to NATCO
                                        performing its obligations to effect
                                        registration of Registrable Securities
                                        under this Agreement including
                                        registration and filing fees, fees and
                                        expenses of complying with securities or
                                        blue sky laws, fees and expenses
                                        associated with listing securities on
                                        exchanges or NASDAQ, fees and other
                                        expenses associated with filings with
                                        the NASD (including, if required, fees
                                        and expenses of any "qualified
                                        independent underwriter" and its
                                        counsel), printing expenses, fees and
                                        disbursements of counsel for NATCO and
                                        of its independent public accountants,
                                        fees and disbursements of one counsel
                                        retained by the Holders of Registrable
                                        Securities and the expenses of any
                                        special audits made by accountants
                                        required by or incidental to the
                                        registration (but not including
                                        underwriting discounts or commissions or
                                        transfer taxes payable in respect of the
                                        sale of Registrable Securities by the Holders).

                                        For purposes of this Agreement, NATCO is obligated to pay the fees and disbursements of only one counsel representing the Holders. If more than one counsel represents the Holders in connection with a registration under this Agreement, those Holders shall notify NATCO as to which counsel  represents the Holders for the purposes of this Agreement.

RULE 144                                Rule 144 (or any successor provision) under the Securities Act.

RULE 144(k)                             Rule 144(k) (or any successor provision) under the Securities Act.

RULE 144A                               Rule 144A (or any successor provision) under the Securities Act.

RULE 145                                Rule 145 (or any successor provision) under the Securities Act.

SEC                                     the Securities Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

SECONDARY DISTRIBUTION                  a Public Offering of shares of Common Stock in which
                                        first priority is to be given to shares offered, sold
                                        and delivered by shareholders of NATCO other than the
                                        Holders (including the holders of shares of Common Stock
                                        subject to the Existing Registration Rights Agreements).

SECURITIES ACT
                                        the Securities Act of 1933, as amended, or any successor
                                        federal statute, and the rules and regulations under it,
                                        in effect at the time. A reference to a particular
                                        section of it includes the corresponding section, if
                                        any, of its successor federal statute, and the rules and
                                        regulations under it.

SECURITIES PURCHASE AGREEMENT           defined in the recitals to this Agreement.

SPECIAL REGISTRATION                    (i)   the registration of shares of equity securities,
                                              or options or other rights in respect of equity
                                              securities, to be offered to directors, members of
                                              management, employees or consultants of NATCO or
                                              its subsidiaries under stock incentive or other
                                              equity compensation plans; or

                                        (ii)  the registration of equity securities, or options
                                              or


                                        other rights in respect of equity securities, solely on Form
                                        S-4 or S-8 (or any successor form).

WARRANT                                 defined in the recitals to this Agreement.

WARRANT SHARES                          the shares of Common Stock issuable on the exercise of the Warrants.

      10.2. Interpretation. References to "include", "includes" or "including" are deemed to be followed by "without limitation." The plural includes the singular, and vice versa. References to one gender include the other genders. Unless stated otherwise, a reference to a Section means a Section of this Agreement. Headings in this Agreement are for convenience only and do not affect its interpretation.

THE PARTIES have executed this Agreement as of the date first written above.

                                LIME ROCK PARTNERS II, L.P.
                                By:   Lime Rock Partners GP II, L.P., its
                                      General Partner
                                      By:   LRP GP II, Inc., its General Partner



                                            By: /s/ John T. Reynolds
                                                --------------------------------
                                                John T. Reynolds
                                                Director




                                        NATCO GROUP INC.


                                 By:   /s/ Nathaniel A. Gregory
                                       -----------------------------------------
                                       Name:  Nathaniel A. Gregory
                                       Title:   Chief Executive Officer